EXHIBIT  99.3

BILL LOCKYER
  Attorney General of the State of California
PETER SIGGINS
  Chief Deputy Attorney General
RICHARD M. FRANK
  Chief Assistant Attorney General
KATHLEEN FOOTE
  Acting Assistant Attorney General
BARBARA M. MOTZ
  Supervising Deputy Attorney General
MARGARET E. SPENCER, CBA#62870
  Deputy Attorney General
QUYEN NGUYEN, CBA#195429
  Deputy Attorney General
  300 South Spring Street
  Los Angeles, CA 90013
  Telephone: (213)897-2685
  Fax: (213)897-2801
Attorneys for Plaintiff State of California, and Appearing as
Local Counsel for Plaintiffs
 (See Signature page for other parties)



                       IN THE UNITED STATES DISTRICT COURT

                     FOR THE CENTRAL DISTRICT OF CALIFORNIA


----------------------------------------------------------)
                                                          )
STATE OF CALIFORNIA, et al.,                              )       CASE NO.
                                                          )
                                          Plaintiffs,     )       FINAL JUDGMENT
                                                          )
                  v.                                      )
                                                          )
CHEVRON CORPORATION, a Delaware                           )
corporation and TEXACO INC., a Delaware                   )
corporation,                                              )
                                                          )
                                            Defendants.   )
----------------------------------------------------------



      The State attorneys general of Alaska, Arizona, California, Florida, Hawaii, Idaho, Nevada, New Mexico, Texas, Oregon, Utah and Washington ("the States") initiated an investigation of the proposed merger (the "Merger") of Defendants Chevron Corporation ("Chevron") and Texaco Inc. ("Texaco").
      Defendants were furnished with copies of the Complaint that the States intend to file in this matter alleging violations of Section 7 of the Clayton Act, as amended, 15 U.S.C. ss. 18, and the

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antitrust and unfair competition laws in several of the States. Defendants have waived service of summons.
      Defendants agree that the Court has jurisdiction over this matter as set forth in the aforesaid Complaint, consent to entry of this Final Judgment without trial or adjudication of any issue of fact or law alleged in the Complaint, have waived notice or presentation of this Final Judgment, and represent that they can and will fulfill their obligations set forth in this Final Judgment. As such, Defendants agree to be bound by the provisions of this Final Judgment and that there is no just reason for delay in its entry.
      Entry of this Final Judgment does not constitute evidence against or an admission by Defendants that the law has been violated as alleged in such Complaint, or that the facts as alleged in such Complaint, other than jurisdictional facts, are true.
      Prompt and certain divestiture of assets and interests is the essence of this Final Judgment. The States intend to require Defendants to divest or assign certain assets and interests so as to ensure, to the sole satisfaction of the States and the Federal Trade Commission, that the assets will be maintained as competitive, viable, and ongoing.
      The Court hereby issues the following findings:

                           I. JURISDICTIONAL FINDINGS
                           --------------------------
      The Court has jurisdiction over the subject matter of this action and over each of the parties hereto. The Complaint states claims upon which relief may be granted against Defendants under Section 7 of the Clayton Act, as amended (15 U.S.C.ss.18) and under the antitrust and unfair competition laws alleged in the aforesaid Complaint. The state Attorneys General have authority to bring this action pursuant to Section 16 of the Clayton Act, 15 U.S.C.ss. 26, and Ariz. Rev. Stat.ss.44-1407, Fla. Stat.ss.ss.542.22(2) and 542.27(2), Haw. Rev.
Stat.ss.480-20, Idaho Codess.48-106, N.M. Stat. Ann.ss.57-1-3, Or. Rev. Stat.ss.ss.646.730, 646.760, 646.770 and 646.775, Tex. Bus. & Com.
Codess.ss.15.20 (b) and 15.26, Utah Code Ann.ss.ss.76-10-916(3) and 76-10-919(3), and Wash. Rev. Codess. 19.86.080.
//

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      Defendant Chevron is a corporation organized, existing and doing business under and by virtue of the laws of the state of Delaware, with its office and principal place of business located at 575 Market Street, San Francisco, CA 94105. Chevron conducts business in the Central District of California.
      Defendant Texaco is a corporation organized, existing and doing business under and by virtue of the laws of the state of Delaware, with its office and principal place of business located at 2000 Westchester Ave., White Plains, NY 10650. Texaco conducts business in the Central District of California.
      Defendants conduct business in the states of Alaska, Arizona, California, Florida, Hawaii, Idaho, Nevada, New Mexico, Texas, Oregon, Utah, and Washington.

                                      ORDER
      The Court hereby ORDERS:

                                 II. DEFINITIONS
                                 ---------------
      The following definitions shall apply to this Final Judgment:

      1. "Avfuel" means Avfuel Corporation, a corporation organized, existing and doing business under and by virtue of the laws of the state of Michigan, with its office and principal place of business located at 47 West Ellsworth, Ann Arbor, Michigan 48108.
      2.    "Aviation Fuel" means Aviation Gasoline and Jet Fuel.
      3. "Aviation Fuel Divestiture Agreement" means all agreements entered into between Respondents and Avfuel relating to the sale of Texaco's Overlap General Aviation Business Assets, including but not limited to the Purchase and Sale Agreement, the Trademark License Agreement, all supply agreements, and all other ancillary agreements, dated August 7, 2001, and attached hereto as Confidential Appendix A to this Final Judgment. 4. "Aviation Gasoline" or "AvGas" means gasoline intended for aviation use that meets the specifications set forth by the American Society for Testing and Materials, ASTM specification D910.

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      5.    "Chevron" means Chevron Corporation, its directors, officers, employees, agents, representatives, predecessors, successors, and assigns; its joint ventures, subsidiaries, divisions, groups, and affiliates controlled by Chevron, and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.
      6. "Change of Control Provisions" means "Change of Control Provisions" as defined in Section 12.04 of the Equilon LLC Agreement or the Motiva LLC Agreement.
      7.    "Commission" means the Federal Trade Commission.
      8. "Compliance Action" means any action by the states to remedy any violation of the Final Judgment taken pursuant to section XIV of this Final Judgment.
      9. "Concentration Levels" means market concentration, measured in annual volume (gallons) sold or, if volume in gallons is not available, other standard industry measures, as determined by the Herfindahl Hirschmann Index.
      10. "Disclose" means to convey by any means or otherwise make available information to any person or persons.
      11. "Defendants" means Chevron and Texaco, individually and collectively, and the successor corporation.
      12. "Divestiture Trustee" means a trustee appointed pursuant to Section IV of this Final Judgment with the obligation to divest TRMI and TRMI East pursuant to this Final Judgment.
      13. "Equilon" means Equilon Enterprises LLC., a joint venture formed pursuant to the Equilon LLC Agreement.
      14. "Equilon Interest" means all of the limited liability company interest in Equilon owned directly or indirectly by Texaco, including the interest owned by TRMI and its wholly owned subsidiary, Texaco Convent Refining Inc.
      15. "Equilon LLC Agreement" means the Limited Liability Company Agreement of Equilon Enterprises LLC dated as of January 15, 1998 among certain subsidiaries of Shell and Texaco, as amended.

//

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      16.   "Equiva" means Equiva Trading Company, a general partnership serving as the trading unit for Equilon and Motiva.
      17. "Non-urban Area" means, if Defendants enter into a Texaco Branded Relationship in the States with a retail gasoline outlet that is located outside of all cities and towns, as recognized by the U.S. Census Bureau, an area that is within five miles in every direction of such outlet.
      18. "Fixed Base Operators" or "FBOs" means business establishments that sell aviation gasoline to consumers at airports.
      19. "Gasoline" means various grades of refined motor fuel products commonly sold at retail sites as fuel for motor vehicles.
      20. "General Aviation Business Agreements" means all Supply Agreements, Terminal Throughput Agreements, Transportation Agreements, Marketing Agreements, and all other agreements or contracts related to Texaco's Domestic General Aviation Business, including but not limited to aviation retail sales agreements, aviation fuel agreements, aviation dealer support agreements, customer agreements, credit card agreements, distributor agreements, marketer agreements, supply agreements, rail contracts, railcar lease agreements, barge agreements, refueler agreements, loans, grants, or leases.
      21. "Jet Fuel" means fuel intended for use in jet airplanes that meets the specifications set forth by the American Society for Testing and Materials, ASTM specification D1655.
      22. "JV Agreements" means the Equilon LLC Agreement and the Motiva LL Agreement.
      23.   "Kern" means Kern Oil & Refining Company, with offices located at
            180 East Ocean Blvd., Suite 1010, Long Beach, California 90802, and any of its successors or assigns that continue the operation of Kern's oil refinery near Bakersfield in the San Joaquin Valley of California.
      24. "Marketing Agreements" means all agreements or contracts between Defendants and any other Person relating to such Person's right or obligation to sell, resell or distribute Aviation Fuel under the Texaco brand.
//

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      25.   "Members Committees" means the "Members Committee" as defined in
            Section 6.03 of each of the Equilon LLC Agreement and the Motiva LLC Agreement.
      26. "Merger" means any merger between Defendants including the proposed merger contemplated by the Agreement and Plan of Merger dated October 15, 2000, among Defendants and Keepep, Inc.

      27.   "Merger Date" means the date on which the merger is consummated.
      28. "MSA" means a Metropolitan Statistical Area (MSA) as defined by the United States Office of Management and Budget, and applied by the United States Census Bureau.
      29. "Motiva" means Motiva Enterprises LLC, a joint venture formed pursuant to the Motiva LLC Agreement.
      30. "Motiva Interest" means all of the limited liability company interest in Motiva owned directly or indirectly by Texaco, including the interest owned by TRMI East.
      31. "Motiva LLC Agreement" means the Limited Liability Company Agreement dated July 1, 1998 among Shell, Shell Norco Refining Company, SRI, and TRMI East.
      32. "Operating Trustee" means each trustee appointed pursuant to Section IV of this Final Judgment with the obligation to manage TRMI and TRMI East pursuant to this Final Judgment.
      33. "Overlap State" means each of the following states: Alabama, Alaska, Arizona, California, Florida, Georgia, Idaho, Louisiana, Mississippi, Nevada, Oregon, Tennessee, Utah, and Washington.
      34. "Person" means any individual, corporation, partnership, trust, limited liability company, unincorporated organization or association, or other entity.
      35. "San Joaquin Refining" means San Joaquin Refining Company, Inc., with offices located at 3129 Standard Street, Bakersfield, California 93388, and any of its successors or assigns that continue the operation of San Joaquin Refining Company, Inc.'s oil refinery near Bakersfield in the San Joaquin Valley of California.
      36. "Section of the States" means a city or town located in one of the States based on the United States Census Bureau's recognition of such city or town for purposes of the

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            year 2000 census or, in the case of a retail gasoline outlet covered by a Texaco Branded Relationship that is not located in any such city or town, the Non-urban Area.
      37. "Shell" means Shell Oil Company, a Delaware corporation, with its principal place of business located at One Shell Plaza, Houston, Texas 77002, its parents, and its subsidiaries controlled by Shell.
      38. "SRI" means Saudi Refining, Inc., a Delaware corporation, with its principal place of business located at 9009 West Loop South, Houston, Texas 77210, its parents, and its subsidiaries controlled by SRI.
      39. "States" means the states of Alaska, Arizona, California, Florida, Hawaii, Idaho, Nevada, New Mexico, Texas, Oregon, Utah, and Washington. Provided, however, that "state", "states", or "state(s)" shall mean one or more of the States.
      40. "Substitute Aviation Fuel Divestiture Agreement" means an agreement, other than the Aviation Fuel Divestiture Agreement, approved by the States, for the divestiture of Texaco's Domestic General Aviation Business Assets to an acquirer approved by the States.
      41. "Supply Agreements" means all agreements or contracts between Texaco and any other Person relating to an obligation to sell or supply Aviation Fuel to Texaco, including but not limited to supply agreements and exchange agreements.
      42. "Terminal" means a facility that provides temporary storage of Aviation Fuel received from a pipeline, marine vessel, truck or railway and the redelivery of Aviation Fuel from storage tanks into tank trucks, transport trailers or railcars.
      43. "Terminal Throughput Agreements" means all agreements or contracts between Texaco and any other Person relating to Texaco's right to use or have another Person use any tanks, equipment, pipelines, trucks, or other services or facilities at a Terminal.
      44. "Texaco" means Texaco Inc., a Delaware corporation with its principal place of business in White Plains, New York, its directors, officers, employees, agents, representatives, predecessors, successors, and assigns; its joint ventures, subsidiaries,
//

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            divisions, groups, and affiliates controlled by Texaco, and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.
      45. "Texaco Branded Relationship" means any agreement with Defendants either (1) for the sale of Texaco branded gasoline to a retail outlet in the States that had been supplied gasoline under the Texaco brand by Equilon or Motiva (by direct supply or by jobber-supply) within one year of the formation of such Relationship and was branded Texaco as of the date this Final Judgment is executed by Defendants, (2) for the sale of Texaco branded gasoline by Defendants to such retail outlet within such one-year time period, or (3) for the approval by Defendants of the branding of such retail outlet under the Texaco brand or under any brand that contains the Texaco brand within such one-year time period.
      46. "Texaco's Domestic General Aviation Business" means the supply, distribution, marketing, transportation, and sale of Aviation Fuel by Texaco on a direct or distributor basis to customers (other than commercial airlines and military) in the United States (including the Overlap States), including but not limited to fixed base operators, airport dealers, distributors, jobbers, resellers, brokers, corporate accounts, or consumers.
      47. "Texaco's Domestic General Aviation Business Assets" means all assets, tangible or intangible, relating to Texaco's General Aviation Business in the United States, including but not limited to all General Aviation Business Agreements used in or relating to Texaco's Domestic General Aviation Business.
      48. "Texaco's Overlap General Aviation Business" means the supply, distribution, marketing, transportation, and sale of Aviation Fuel by Texaco on a direct or distributor basis to customers (other than commercial airlines and military) in the Overlap States, including but not limited to fixed base operators, airport dealers, distributors, jobbers, resellers, brokers, corporate accounts, or consumers, but excluding the assets and agreements set forth on
            Schedule 2.3(c) of the Aviation Fuel Divestiture Agreement.

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      49.   "Texaco's Overlap General Aviation Business Assets" means all assets, tangible or intangible, relating to Texaco's Overlap General Aviation Business, including but not limited to all General Aviation Business Agreements used in or relating to Texaco's Overlap General Aviation Business, but excluding the assets and agreements set forth on Schedule 2.3(c) of the Aviation Fuel Divestiture Agreement.
      50. "Transportation Agreements" means all agreements or contracts between Texaco and any other Person relating to the transportation of Aviation Fuel.
      51. "TRMI" means Texaco Refining and Marketing Inc., a Delaware corporation and an indirect wholly owned subsidiary of Texaco, and its subsidiary, Texaco Convent Refining Inc., and Texaco's interest in all other subsidiaries, divisions, groups, joint ventures, or affiliates of Texaco that own or control any limited liability company interest in Equilon.
      52. "TRMI East" means Texaco Refining and Marketing (East) Inc., a Delaware corporation and an indirect wholly owned subsidiary of Texaco, and Texaco's interest in all other subsidiaries, divisions, groups, joint ventures, or affiliates of Texaco that own or control any limited liability company interest in Motiva.
      53.   "Trust" means the trust established by the Trust Agreement.
      54. "Trust Agreement" means the Agreement and Declaration of Trust approved by the States and attached hereto and made part hereof as Appendix B to this Final Judgment.

                                III. DIVESTITURE
                                ----------------
      55.   Defendants shall divest:

            a. Either (1) the Equilon Interest to Shell no later than the Merger Date, in a manner that receives the prior approval of the States, or (2) no later than eight (8) months after the Merger Date, in a manner that receives prior approval of the States, either (i) the Equilon Interest to Shell or (ii) TRMI, absolutely and in good faith, at no minimum price, to an acquirer or acquirers that receives the prior approval of the
                  States;       AND

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            b.    Either (1) the Motiva Interest to Shell and/or SRI no later than the Merger Date, in a manner that receives the prior approval of the States, or (2) no later than eight (8) months after the Merger Date in a manner that receives prior approval of the States, either (i) the Motiva Interest to Shell and/or SRI or (ii) TRMI East, absolutely and in good faith, at no minimum price, to an acquirer or acquirers that receives the prior approval of the States.
            Such divestitures shall be accomplished by Defendants prior to or on the Merger Date or, after the Merger Date by the Divestiture Trustee pursuant to the provisions of Section IV of this Final Judgment or as otherwise approved by the States.
      56.         Defendants shall not consummate the Merger unless and until
                  Texaco:
            a.    has either (1) divested the Equilon Interest pursuant to
                  Section III, Paragraph 55(a)(1) of this Final Judgment, or (2) transferred TRMI to the Trust pursuant to Section IV of this Final Judgment;
                               AND
            b.    has either (1) divested the Motiva Interest pursuant to
                  Section III, Paragraph 55(b)(1) of this Final Judgment, or (2) transferred TRMI East to the Trust pursuant to Section IV of this Final Judgment;
            provided, however, that if Texaco has triggered the Change of Control Provisions pursuant to either or both of the JV Agreements no later than the Merger Date, then the transfer by Defendants to the Trust of TRMI and/or TRMI East shall not prevent Shell and/or SRI from exercising any rights they may have under the applicable JV Agreement to acquire the Equilon Interest and/or the Motiva Interest pursuant to the valuation process described in Sections 12.04 and
            12.05 of the JV Agreement; further, should either Shell and/or SRI decline to exercise their rights to acquire the Equilon Interest and/or the Motiva Interest pursuant to Section 12.04 of the applicable JV Agreement, then Shell and/or SRI shall not be precluded, as a result of the transfer to the Trust or as a result of Shell and/or SRI declining to exercise their rights, from offering to acquire either the Equilon Interest or TRMI and/or the Motiva Interest or TRMI East pursuant to Section IV of this Final Judgment.

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      57.   If the Trust is rescinded, unwound, dissolved, or otherwise terminated at any time after the Merger but before Defendants have complied with Section III of this Final Judgment, then Defendants shall immediately upon such rescission, unwinding, dissolution, or termination, hold TRMI and TRMI East separate and apart from Defendants pursuant to the Order to Hold Separate attached hereto as Appendix C.
      58. The purpose of these divestitures is to ensure the continuation of Equilon and Motiva as ongoing, viable businesses engaged in the same businesses as Equilon and Motiva are presently engaged, to ensure the ownership of the Equilon Interest (or TRMI) and the Motiva Interest (or TRMI East) by a Person other than Defendants that has been approved by the States, and to remedy the lessening of competition resulting from the Merger as alleged in the States Complaint.

                          IV. TRUST AND TRUST AGREEMENT
                          -----------------------------

      If Defendants have not divested the Equilon Interest to Shell and/or the Motiva Interest to Shell and/or SRI pursuant to the requirements of Section III of this Final Judgment on or before the Merger Date:
      59. Texaco shall, on or before the Merger Date: (a) enter into the Trust Agreement, and (b) transfer or cause to be transferred (1) TRMI to the Trust if the Equilon Interest has not been divested to Shell, and/or (2) TRMI East to the Trust if the Motiva Interest has not been divested to Shell and/or SRI. Simultaneously with the Merger, Texaco shall cause its representatives to resign from the Members Committees of Equilon and Motiva.
      60. Defendants shall agree to the appointment of Robert A. Falise as Divestiture Trustee and enter into the Trust Agreement no later than the Merger Date.
            a. No later than the Merger Date, Respondents shall transfer to the Divestiture Trustee the sole and exclusive power and authority to divest TRMI and/or TRMI East or to divest the Equilon Interest to Shell and/or the Motiva Interest to Shell and/or SRI consistent with the terms of Section III of this Final Judgment and subject to the prior approval of the States. After such transfer, the Divestiture

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                  Trustee shall have the sole and exclusive power and authority to divest such assets or interests, subject to the prior approval of the States, and the Divestiture Trustee shall exercise such power and authority and carry out the duties and responsibilities of the Divestiture Trustee in a manner consistent with the purposes of this Final Judgment in consultation with the States, the Commission, and the Commission's staff.
            b. The Divestiture Trustee shall have eight (8) months from the Merger Date to accomplish the divestitures required by Section III of this Final Judgment, which shall be subject to the prior approval of the States. If, however, at the end of the eight-month period, the Divestiture Trustee has submitted a plan of divestiture or believes that divestiture can be achieved within a reasonable time, the Divestiture Trustee's divestiture period may be extended by the States. An extension of time by the States under this subparagraph shall not preclude the States from seeking relief available to them for any failure by Defendants to divest the Equilon Interest or TRMI and/or the Motiva Interest or TRMI East consistent with the requirements of Section III of this Final Judgment.
            c. If, on or prior to the Merger Date, Texaco has executed but not consummated an agreement or agreements to divest the Equilon Interest to Shell and/or the Motiva Interest to Shell and/or SRI and the States have approved such agreement, or agreements, then Texaco shall, no later than the Merger Date, assign such agreement or agreements to the Trust and grant sole and exclusive authority to the Divestiture Trustee to consummate any divestiture contemplated thereby.

            d. The Divestiture Trustee shall divest the Equilon Interest to Shell and/or the Motiva Interest to Shell and/or SRI, in a manner that receives prior approval of the States pursuant to the terms of the agreement or agreements approved by the States, if either (1) Texaco has executed an agreement or agreements with Shell and/or SRI with respect to such divestiture or divestitures prior to the Merger Date, and such agreement or agreements have been approved by the States and have not been breached by Shell and/or SRI; or (2) Shell has exercised its right to

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                  acquire the Equilon Interest pursuant to the Equilon LLC
                  Agreement and/or Shell and/or SRI have exercised their rights to acquire the Motiva Interest pursuant to the Motiva LLC Agreement.
            e. Subject to Defendants' absolute and unconditional obligation to divest expeditiously at no minimum price, the Divestiture Trustee shall use his or her best efforts to negotiate the most favorable price and terms available for the divestiture of (1) TRMI if the Divestiture Trustee has not divested the Equilon Interest pursuant to subparagraph (d) of this Paragraph and/or (2) TRMI East if the Divestiture Trustee has not divested all or part of the Motiva Interest pursuant to subparagraph (d) of this Paragraph. Each divestiture shall be made only in a manner that receives prior approval of the States; and, unless the acquirers are Shell and/or SRI, the divestiture shall be made only to an acquirer or acquirers that receive the prior approval of the States; provided, however, if the Divestiture Trustee receives bona fide offers from more than one acquiring entity, and if the States determine to approve more than one such acquiring entity, the Divestiture Trustee shall divest to the acquiring entity or entities selected by Defendants from among those approved by the States; provided further, however, that Defendants shall select such entity or entities within five (5) days of receiving notification of the States approval.
            f. The Divestiture Trustee shall have full and complete access to all personnel, books, records, documents, and facilities of Defendants TRMI and TRMI East, as needed to fulfill the Divestiture Trustee's obligations, or to any other relevant information, as the Divestiture Trustee may reasonably request, including but not limited to all documents and records kept in the normal course of business that relate to Defendants' obligations under this Final Judgment. Defendants or the Operating Trustees shall develop such financial or other information as the Divestiture Trustee may reasonably request and shall cooperate with the Divestiture Trustee. Defendants shall take no action to interfere with or impede the Divestiture Trustee's ability to perform his or her responsibilities.

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            g.    The Divestiture Trustee shall serve, without bond or other security, at the cost and expense of Defendants, on such reasonable and customary terms and conditions as the States and the Commission may set. The Divestiture Trustee shall have the authority to employ, at the cost and expense of Defendants, such financial advisors, consultants, accountants, attorneys, and other representatives and assistants as are reasonably necessary to carry out the Divestiture Trustee's duties and responsibilities.
            h. Defendants shall indemnify the Divestiture Trustee and hold the Divestiture Trustee harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the Divestiture Trustee's duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of any claim, whether or not resulting in any liability, except to the extent that such liabilities, losses, damages, claims, or expenses result from misfeasance, gross negligence, willful or wanton acts, or bad faith by the Divestiture Trustee.
            i. The Divestiture Trustee shall account for all monies derived from the sale and all expenses incurred, subject to the approval of the States. After approval by the States of the account of the Divestiture Trustee, all remaining monies shall be paid as directed in the Trust Agreement and the Divestiture Trustee's powers shall be terminated.
            j. The Divestiture Trustee shall report in writing to the States, through the state of California acting as the States' chair, thirty (30) days after the Merger Date and every thirty (30) days thereafter concerning the Divestiture Trustee's efforts to accomplish the requirements of this Final Judgment until such time as the divestitures required by Section III of this Final Judgment have been accomplished and Defendants have notified the States, through the state of California acting as the States' chair, that the divestitures have been accomplished.

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            k.    If, for any reason, Robert A. Falise cannot serve or cannot continue to serve as Divestiture Trustee, or fails to act diligently, the States shall select a replacement Divestiture Trustee, subject to the consent of Defendants, which consent shall not be unreasonably withheld. If Defendants have not opposed, in writing, including the reasons for opposing, the selection of any replacement Divestiture Trustee within ten
                  (10) days after notice by the States to Defendants of the identity of any proposed replacement Divestiture Trustee, Defendants shall be deemed to have consented to the selection of the proposed replacement Divestiture Trustee. The replacement Divestiture Trustee shall be a person with experience and expertise in acquisitions and divestitures.

            l. The States may on their own initiative or at the request of the Divestiture Trustee seek additional orders from this court and issue directions as may be necessary or appropriate to assure compliance with the requirements of this Final Judgment.
      61. Defendants shall agree to the appointment of Joe B. Foster as Operating Trustee of TRMI (with respect to the Equilon Interest) and John Linehan as Operating Trustee of TRMI East (with respect to the Motiva Interest) and enter into the Trust Agreement no later than the Merger Date.
            a. The Operating Trustees shall have sole and exclusive power and authority to manage TRMI and/or TRMI East (as the case may be), as set forth in the Trust Agreement and specifically to cause TRMI and TRMI East respectively to exercise the rights of TRMI and TRMI East under the Equilon and Motiva LLC Agreements. Each Operating Trustee may engage in any other activity such Operating Trustee may deem reasonably necessary, advisable, convenient or incidental in connection therewith and shall exercise such power and authority and carry out the duties and responsibilities of the Operating Trustee in a manner consistent with the purposes of this Final Judgment in consultation with the States, the Commission and the Commission's staff.
            b. Each Operating Trustee shall have full and complete access to all personnel, books, records, documents, and facilities of TRMI and/or TRMI East as needed to fulfill such Operating Trustee's obligations, or to any other relevant information, as such Operating Trustee may request, including but not limited to all documents and records kept in the normal course of business that relate to Defendants' obligations under this Final Judgment. Defendants shall develop such financial or other information as such Operating Trustee may reasonably request and shall cooperate with such Operating Trustee. Defendants shall take no action to interfere with or impede the Operating Trustee's ability to perform his or her responsibilities.
            c. Each Operating Trustee shall serve, without bond or other security, at the cost and expense of Defendants, on such reasonable and customary terms and conditions as the States and the Commission may set. Each Operating Trustee shall have the authority to employ, at the cost and expense of Defendants, such consultants, accountants, attorneys, and other representatives and assistants as are reasonably necessary to carry out each Operating Trustee's duties and responsibilities.
            d. Defendants shall indemnify each Operating Trustee and hold each Operating Trustee harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of such Operating Trustee's duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of any claim, whether or not resulting in any liability, except to the extent that such liabilities, losses, damages, claims, or expenses result from misfeasance, gross negligence, willful or wanton acts, or bad faith by such Operating Trustee.
            e. The Operating Trustees shall account for all expenses incurred, including fees for his or her services, subject to the approval of the States.
            f. Each Operating Trustee shall report in writing to the States, through the state of California acting as the States' chair, thirty (30) days after the Merger Date and every thirty (30) days thereafter concerning the Operating Trustee's performance of his or her duties under this Final Judgment and the Trust Agreement. The Operating Trustee shall serve until such time as Defendants have complied with their obligation to divest TRMI and/or TRMI East as required by this Final Judgment and Defendants have notified the States, through the State of California acting as the States' chair, that the divestitures have been accomplished.
            g. If for any reason Joe B. Foster cannot serve or cannot continue to serve as Operating Trustee of TRMI or John Linehan cannot serve or cannot continue to serve as Operating Trustee of TRMI East or either fails to act diligently, the States shall select a replacement Operating Trustee, subject to the consent of Defendants, which consent shall not be unreasonably withheld. If Defendants have not opposed, in writing, including the reasons for opposing, the selection of any replacement Operating Trustee within ten (10) days after notice by the States, through the state of California acting as the States' chair, to Defendants of the identity of any proposed replacement Operating Trustee, Defendants shall be deemed to have consented to the selection of the proposed replacement Operating Trustee. The replacement Operating Trustee shall be a person with experience and expertise in the management of businesses of the type engaged in by Equilon and Motiva.
            h. The States may, on their own initiative or at the request of either Operating Trustee, seek additional orders from the court and issue directions as may be necessary or appropriate to assure compliance with the requirements of this Final Judgment.
//


      62. Except as provided herein or in the Trust Agreement, neither the Divestiture Trustee nor the Operating Trustee shall disclose any Non-Public Equilon or Motiva Information to an employee of the Defendants.
      63. Defendants may require the Divestiture Trustee or Operating Trustee to sign a confidentiality agreement prohibiting the disclosure of any information gained as a result of his or her role as Divestiture Trustee or Operating Trustee to anyone other than the States or the Commission.

      64. The purpose of this Section IV is to effectuate the divestitures required by Section III of this Final Judgment and to maintain operation of TRMI, TRMI East, Equilon and Motiva separate and apart from Defendants' operations pending the required divestitures.

                        V. USE OF TEXACO BRAND/INDEMNITY
                        --------------------------------
      65. Defendants shall offer to extend the license provided to Equilon and Motiva, on terms and conditions comparable to those in existence as of August 10, 2001, for the use of the Texaco brand for the marketing of motor fuels in the States until June 30, 2002 for Equilon and until June 30, 2003, for Motiva (the "Brand License Date"). Provided, however, the license for the marketing of motor fuels shall be provided on an exclusive basis in the States where Equilon and Motiva respectively are currently licensed to market motor fuels.
      66. For the purposes of this Section V, "Waives and Releases" shall mean to waive and release: (1) all amounts any Texaco branded dealer or wholesale marketer may be required to pay under any Facility Development Incentive Program Agreement (or any other agreement requiring that such dealer or marketer reimburse Equilon or Motiva) in existence as of the date the Commission accepts an Order in this matter for public comment, which amounts become due (or which Equilon or Motiva contends become due) as a result of the loss of the Texaco brand at any retail outlet; and (2) all deed restrictions prohibiting or restricting the sale of motor fuel not sold by Equilon or Motiva at any Texaco retail outlet for which Equilon or Motiva has not executed an agreement for the sale of Shell branded gasoline on or before the Brand License Date.
      67. If Equilon Waives and Releases the amounts set forth in Paragraph 66, Defendants shall further offer to extend the license set forth in Paragraph 65 to Equilon until June 30, 2003 and shall offer to extend the license on a nonexclusive basis for up to an additional three years, until June 30, 2006, on terms and conditions comparable to those in existence as of the date this Final Judgment is filed by the States, for all retail outlets in the States for which Equilon has executed agreements with such retail outlets on or before the Brand License Date for the conversion of such retail outlets to the Shell brand.
      68. If Motiva Waives and Releases the amounts set forth in Paragraph 66, Defendants shall further offer to extend the license set forth in Paragraph 65 to Motiva on a nonexclusive basis for up to an additional three years, until June 30, 2006, on terms and conditions comparable to those in existence as of the date this Final Judgment is filed by the States, for all retail outlets in the States for which Motiva has executed agreements with such retail outlets on or before the Brand License Date for the conversion of such retail outlets to the Shell brand.
      69. If either Equilon or Motiva does not Waive and Release the amounts set forth in Paragraph 66, Defendants shall indemnify each Texaco dealer and wholesale marketer for all amounts such dealer or marketer may be required to pay under any Facility Development Incentive Program Agreement (or any other agreement requiring that such dealers or marketers reimburse Equilon or Motiva) in existence as of the date the Commission accepts its order for public comment, which amounts become due (or which Equilon or Motiva contends become due) as a result of the loss of the Texaco brand at any retail outlet in the States, together with any reasonable litigation or arbitration expenses incurred by such dealer or marketer in contesting or defending against such payment, provided that (1) the dealer or marketer has declined a request for payment from Equilon or Motiva, (2) Equilon or Motiva has commenced litigation or arbitration to compel payment, and (3) the dealer or marketer has, at the Defendants' option, either (a) vigorously defended the litigation or arbitration or (b) afforded Defendants the right to defend the litigation or arbitration on the dealer's or marketer's behalf. Provided further, however, that no such indemnification need be provided for any retail outlet (a) as to which the dealer or marketer terminates its brand relationship prior to the Brand License Date, (b) which becomes a Shell branded outlet, or (c) which received or will receive compensation, directly or indirectly, for the amounts such dealer or marketer may be required to pay, but only to the extent of such compensation.

      70. Defendants shall not enter into a Texaco Branded Relationship unless either (1) such Relationship would not result in an increase in Concentration Levels in the sale of gasoline in any Section of the States, or (2) there are no sales of Chevron branded gasoline in that Section of the States where the retail outlet covered by the Relationship is located. Defendants shall notify the States of each such Texaco Branded Relationship no later than sixty (60) days after the execution of the agreement forming the Relationship, including in the notification (1) a copy of such agreement, (2) the address (street, city, county, state) of each retail outlet covered by the Relationship in the States, and the most recent annual sales volume (in gallons) at each retail outlet covered by the Relationship, (3) the identity of the branded dealer or wholesale marketer that owns or supplies the retail outlets covered by the Relationship, (4) the identity of each Section of the States in which each such retail outlet is located, (5) the changes in Concentration Levels that Defendants believe will result from such agreement in each Section of the States, together with the basis for such belief, (6) to the extent known or reasonably available, the annual sales volume and market shares of each of Shell, Texaco and Chevron branded gasoline, and the retail outlets subject to the agreement, in each Section of the States affected by the agreement, both prior to and after execution of the agreement, measured by volume in gallons sold (or, if volume in gallons is not available, by other standard industry measures), and (7) all market survey data for such Section of the States obtained from New Image, NPD, Lundberg, or any other independent third-party market surveyor, or conducted by Defendants, together with all other data relied upon by Defendants as the basis for their assessment of Concentration Levels or changes in Concentration Levels. Provided, however, that Defendants may present to the states statistical data and analyses relating to Concentration Levels in any MSA in which the retail outlets are located in lieu of statistical data and analysis in the Section of the States. The state in which the retail outlet covered by the Branded Texaco Relationship is located may review the data and analyses and, in the sole discretion of that state, may accept the analysis based on MSA data and relieve Defendants of their obligation to provide an analysis of Concentration

            Levels within the Section of the State. This Paragraph 70 shall expire on June 30, 2007.
71. It shall not be a violation of this Final Judgment if Defendants rescind any Texaco Branded Relationship that results in an increase in Concentration Levels under the standards set forth in Paragraph 70 within thirty (30) days of being informed by the affected State that the State believes such agreement would result in such an increase or within thirty (30) days of an adverse award rendered by the arbitrator and confirmed by the Court as set forth in Paragraph 72.
72. If Defendants do not rescind within thirty (30) days as set forth in Paragraph 71, the States' exclusive remedy for alleged violations of Paragraph 70 is outside, independent, binding arbitration. Defendants shall agree to such arbitration, and the issue shall be settled by arbitration in accordance with the terms of this Final Judgment and the Commercial Arbitration Rules of the American Arbitration Association ("AAA") or any successor rules ("AAA rules") thereto. Provided, however, that:
            a. If there is a conflict between the terms of this Final Judgment and the AAA rules, the terms of this Final Judgment shall control.
            b. All arbitrations shall be conducted by a single arbitrator who is to be appointed by two nominators. The nominators shall not serve as arbitrators. The state(s) initiating the arbitration shall select one nominator and the Defendants shall select the other nominator. The nominators are not required to select an arbitrator from the list of arbitrators maintained by AAA.
            c. If the arbitrator selected cannot serve, for whatever reason, a replacement arbitrator shall be selected pursuant to the process set forth in Paragraph 72(b).
            d. If the nominators cannot agree upon a choice for arbitrator within twenty (20) days of their selection, they shall confer with the state(s) and the Defendants. The state(s) and the Defendants may direct the nominators to continue the process set forth in Paragraph 72(b) or select successor nominators to continue the process set forth in Paragraph 72(b). Under either approach, the original or successor nominators shall have twenty (20) additional days to choose an arbitrator. If an arbitrator has not been chosen within sixty days of the arbitration filing because of the nominators' inability to reach a mutual selection, the matter will automatically be submitted to the AAA for selection of an arbitrator in accordance with R-13 or similar successor provision of the AAA rules. AAA shall select an arbitrator within 15 days of submission of the matter to AAA.
            e. The state(s) initiating the arbitration shall select the location of the arbitration hearing and all conferences requiring a personal appearance by representatives of the parties.
            f. Sections E-2 through E-4, and E-6 through E-10 of the Expedited Procedures or similar successor provisions shall apply to the arbitration process.
            g. The state(s) and the Defendants shall be entitled to call witnesses and ask questions on cross-examination of all witnesses called by the adverse party during the arbitration. Evidence may be submitted by affidavit or declaration, however, the witness providing such affidavit or declaration must, at the request of the adverse party, submit to cross-examination during the hearing. Witnesses for each party shall also submit to questions from the arbitrator.
//

            h. Only the parties to the arbitration and the arbitrator are entitled to attend the entire hearing. All witnesses shall be excluded from the proceedings prior to and after their testimony, unless such witnesses are employed by one of the parties to the arbitration.
            i. Each side shall have an equal amount of time during the hearing to present evidence and arguments in support of their respective positions.
      73. Judgment upon the award rendered by the arbitrator may be entered in the Court. The award of the arbitrator, after confirmation by the Court pursuant to the Federal Arbitration Act, 9 U.S.C. ss.1, et seq. or succeeding statutory provisions, shall be final and binding upon the parties. In the arbitration, Defendants shall have the burden of proving that the agreement does not result in an increase in Concentration Levels in the sale of gasoline in any Section of the States.

      74. The Defendants will cover the costs of the arbitration (including filing fees, arbitrators fees, AAA expenses) but not the costs and fees incurred by the states bringing and litigating such arbitration action. Defendants shall reimburse the filing fees incurred by the state(s) initiating the arbitration no later than thirty (30) days after such request for reimbursement of the fees has been tendered to Defendants. Provided, however, if the states prevail in the arbitration action, the prevailing states shall be awarded and Defendants shall reimburse such states the reasonable costs and fees incurred in bringing such arbitration action attributable to the issue on which such states prevailed.
75. The purpose of this Section V is to ensure that Defendants pay any penalty not Waived and Released, due to Equilon or Motiva for switching to another brand that is incurred by any Texaco dealer or wholesale marketer with respect to any outlet that does not terminate its Texaco brand relationship prior to the Brand License Date but does not become a Shell branded outlet or is not otherwise fully compensated for such penalty, to provide Equilon and Motiva with sufficient time to convert to the Shell brand any retail outlets that they agree to so convert, to prevent Shell, Equilon and Motiva from
//
            diminishing the viability and competitiveness of the Texaco brand, and to remedy the lessening of competition alleged in the States' complaint.

                          VI. GENERAL AVIATION BUSINESS
                          -----------------------------

      76. No later than ten (10) days after the Merger Date, Defendants shall divest, absolutely and in good faith, Texaco's Overlap General Aviation Business Assets to Avfuel, pursuant to and in accordance with the Aviation Fuel Divestiture Agreement. Any failure by Defendants to comply with any provision of the Aviation Fuel Divestiture Agreement shall constitute a failure to comply with this Final Judgment; provided, however, that if Defendants fail to divest Texaco's Overlap General Aviation Business Assets to Avfuel pursuant to and in accordance with the Aviation Fuel Divestiture Agreement within ten (10) days after the Merger Date, Defendants shall divest Texaco's Domestic General Aviation Business Assets, at no minimum price, to an acquirer or acquirers that receive the prior approval of the States in a manner that receives the prior approval of the States pursuant to a Substitute Aviation Fuel Divestiture Agreement. Divestiture of Texaco's Domestic General Aviation Business Assets to an acquirer or acquirers that receive the prior approval of the States in a manner that receives the prior approval of the States pursuant to a Substitute Aviation Fuel Divestiture Agreement shall not preclude the States from seeking civil penalties or any other relief available pursuant to any statute enforced by the States, for any failure by the Defendants to comply with their obligation to divest Texaco's Overlap General Aviation Business Assets to Avfuel pursuant to the Aviation Fuel Divestiture Agreement.
77. If Defendants have divested Texaco's Overlap General Aviation Business Assets to Avfuel pursuant to the Aviation Fuel Divestiture Agreement, and at the time the Commission makes its Decision and Order final, it determines that Avfuel is not acceptable as the acquirer of Texaco's Overlap General Aviation Business Assets or that the Aviation Fuels Divestiture Agreement is not an acceptable manner of divestiture, and the Commission so notifies Defendants, Defendants rescission thereafter shall not be a violation of this Final Judgment.
78. If the Aviation Fuel Divestiture Agreement with Avfuel is rescinded pursuant to Paragraph 77 of this Final Judgment, then Defendants shall within four months of the Merger Date divest Texaco's Domestic General Aviation Business Assets, at no minimum price, to an acquirer or acquirers that receive the prior approval of the States and in a manner that receives the prior approval of the States, pursuant to a Substitute Aviation Fuel Divestiture Agreement.
79. On or before the date of consummation of the Substitute Aviation Fuel Divestiture Agreement, Defendants shall assign to the acquirer all General Aviation Business Agreements used in or relating to Texaco's Domestic General Aviation Business; provided, however, should Defendants fail to obtain any such assignments, Defendants shall, subject to the prior approval of the States, substitute alternative agreements or arrangements sufficient to enable the acquirer approved by the States to operate

            Texaco's Domestic General Aviation Business in the same manner and at the same level and quality as Texaco operated it at the time of the announcement of the Merger.
      80. Defendants shall include in the Substitute Aviation Fuel Divestiture Agreement, at the option of the acquirer, a license for a period of up to ten (10) years from the date of such agreement to use the Texaco brand in connection with the acquirer's operation of Texaco's Domestic General Aviation Business Assets. The license shall be royalty free for five (5) years from the date of consummation of such Substitute Aviation Fuel Divestiture Agreement, but subject to the States' approval may provide for payments beginning five (5) years after the date of the Agreement and escalating each year until the end of the ten-year term.
      81. For a period of six (6) months after the date of consummation of the Substitute Aviation Fuel Divestiture Agreement, Defendants shall not solicit, engage in discussions concerning, participate in, offer to enter into, or enter into, any contract or agreement for the direct supply of branded Aviation Fuel to any fixed base operator or distributor that had a Marketing Agreement for the sale of Texaco-branded Aviation Fuel in the United States.
      82. For a period of twelve months after the acquirer pursuant to any Substitute Aviation Fuel Divestiture Agreement stops supplying Texaco-branded Aviation Fuel to a fixed base operator or distributor, Defendants shall not (1) enter into any contract or agreement for the direct or indirect supply of Texaco-branded Aviation Fuel to such fixed base operator or distributor, or (2) approve the branding of such fixed base operator or distributor with the Texaco brand.
      83. The purpose of the divestiture of Texaco's Overlap General Aviation Business Assets, or of Texaco's Domestic General Aviation Business Assets, is to ensure the continuation of such assets in the same business in which the assets were engaged at the time of the announcement of the Merger by a person other than Defendants, and to remedy the lessening of competition alleged in the States' Complaint.
      84. If Defendants have divested neither: (1) Texaco's Overlap General Aviation Business Assets to Avfuel as required by Paragraph 76 of this Final Judgment, nor (2) Texaco's

            Domestic General Aviation Business as required by Paragraph 78 of this Final Judgment within four (4) months of the Merger Date, the States, in conjunction with the Commission, may appoint a trustee to divest Texaco's Domestic General Aviation Business Assets. In the event that the States bring an action pursuant to any statute enforced by the States, Defendants shall consent to the appointment of a trustee in such action. Neither the appointment of a trustee nor a decision not to appoint a trustee under this Paragraph shall preclude the States from seeking civil penalties or any other relief available to them, including a court-appointed trustee, pursuant to any statute enforced by the States, for any failure by the Defendants to comply with this Final Judgment.
      85. If a trustee is appointed by the States, the Commission, or a court pursuant to Paragraph 84 of this Final Judgment, Defendants shall consent to the following terms and conditions regarding the trustee's powers, duties, authority, and responsibilities:

            a. The States, acting in conjunction with the Commission, shall select a trustee, subject to the consent of Defendants, which consent shall not be unreasonably withheld. The trustee shall be a person with experience and expertise in acquisitions and divestitures. If Defendants have not opposed, in writing, including the reasons for opposing, the selection of the proposed trustee within ten (10) days after notice by the States or the Commission to Defendants of the identity of any proposed trustee, Defendants shall be deemed to have consented to the selection of the proposed trustee.
            b. Subject to the prior approval of the States, the trustee shall have the exclusive power and authority to divest the Texaco Domestic General Aviation Business Assets.
            c. Within ten (10) days after appointment of the trustee, Defendants shall execute a trust agreement that, subject to the prior approval of the States and, in the case of a court-appointed trustee, of the court, transfers to the trustee all rights and powers necessary to permit the trustee to effect the divestitures required by this order.

            d. The trustee shall have four (4) months from the date of appointment to accomplish the divestiture, which shall be subject to the prior approval of the States. If, however, at the end of the four-month period, the trustee has submitted a plan of divestiture or believes that divestiture can be achieved within a reasonable time, the divestiture period may be extended by the States or the Commission, or, in the case of a court-appointed trustee, by the court; provided, however, the States and the Commission may extend this period only two
                  (2) times. The decision by the States or the Commission to extend the time during which the trustee may accomplish the divestiture shall not preclude the States from seeking civil penalties or any other relief available to them, including a court-appointed trustee, pursuant to any applicable federal or state laws enforced by the States, for any failure by the Defendants to comply with this Final Judgment.
//
            e. The trustee shall have full and complete access to the personnel, books, records and facilities related to the assets to be divested or to any other relevant information, as the trustee may request. Defendants shall develop such financial or other information as such trustee may request and shall cooperate with the trustee. Defendants shall take no action to interfere with or impede the trustee's accomplishment of the divestiture. Any delays in divestiture caused by Defendants shall extend the time for divestiture under this Paragraph in an amount equal to the delay, as determined by the States or the Commission or, for a court-appointed trustee, by the court.
            f. The trustee shall use his or her best efforts to negotiate the most favorable price and terms available in each contract that is submitted to the States, subject to Defendants' absolute and unconditional obligation to divest expeditiously at no minimum price. The divestiture shall be made in the manner and to the acquirer or acquirers as set out in Section VI of this Final Judgment, as applicable; provided, however, if the trustee receives bona fide offers from more than one acquiring entity, and if the States determine to approve more than one such acquiring entity, the trustee shall divest to the acquiring entity or entities selected by Defendants from among those approved by the States.
            g. The trustee shall serve, without bond or other security, at the cost and expense of Defendants, on such reasonable and customary terms and conditions as the States, working in conjunction with the Commission, or a court may set. The trustee shall have the authority to employ, at the cost and expense of Defendants, such consultants, accountants, attorneys, investment bankers, business brokers, appraisers, and other representatives and assistants as are necessary to carry out the trustee's duties and responsibilities. The trustee shall account for all monies derived from the divestiture and all expenses incurred. After approval by the States, the Commission and, in the case of a court-appointed trustee, by the court, of the account of the trustee, including fees for his or her services, all remaining monies shall be paid at the direction of the Defendants, and the trustee's power shall be terminated. The trustee's compensation shall be based at least in significant part on a commission arrangement contingent on the trustee's divesting the assets to be divested.
            h. Defendants shall indemnify the trustee and hold the trustee harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the trustee's duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of any claim, whether or not resulting in any liability, except to the extent that such liabilities, losses, damages, claims, or expenses result from misfeasance, gross negligence, willful or wanton acts, or bad faith by the trustee.
            i. If the trustee ceases to act or fails to act diligently, a substitute trustee shall be appointed in the same manner as provided in Paragraph 85(a) of this Final Judgment.
            j. The States or, in the case of a court-appointed trustee, the Court, may on its own initiative or at the request of the trustee seek additional orders from the Court and issue directions as may be necessary or appropriate to accomplish the divestitures required by this Final Judgment.
            k. The trustee shall have no obligation or authority to operate or maintain the assets to be divested.
            l. The trustee shall report in writing to Defendants and the States every sixty (60) days concerning the trustee's efforts to accomplish the divestitures.

                      VII. CALIFORNIA CRUDE OIL PRODUCTION
                      ------------------------------------

      86. Except as set forth in Paragraph 88, Defendants shall provide crude oil to San Joaquin Valley Oil Company pursuant to the crude supply agreement attached hereto as Confidential Appendix D to this Final Judgment, which shall commence no later than one year after the Merger Date. Subject to the consent of San Joaquin Valley Oil Company, the attached crude supply agreement shall be fully assignable to any successor of San Joaquin Valley Oil Company.

      87. Except as set forth in Paragraph 88, Defendants shall provide crude oil to Kern pursuant to the crude supply agreement attached hereto as Confidential Appendix E to this Final Judgment. Subject to the consent of Kern, the attached crude supply agreement shall be fully assignable to any successor of Kern.

      88. For the periods set forth in the agreements referenced in Paragraphs 86 and 87, Defendants shall not, without the prior approval of the state of California, except as set forth in the agreements referenced in Paragraphs 86 and 87, directly or indirectly, reduce the volumes offered to the above-mentioned California crude oil refiners, increase the price for crude oil supplied to such refiners, or terminate the above-referenced agreements with the refiners, except according to the terms of respective supply and transport agreements entered into with the refiners. Any amendment to the agreements relating to an increase in price, a decrease in volume, or termination shall not be effective until approved by the California State Attorney General's Office, provided, however, that any such amendment shall be deemed approved unless the California State Attorney General's Office notifies Defendants, within ninety
            (90) days
            of the receipt by that Office of actual notice of the amendment, of that Office's intention to consider the amendment further. 1.
      89. Starting one year after the Merger Date, Defendants shall not permit Equiva to act as sales agent for any new California crude oil supply agreements entered into by Defendants and shall not permit Equiva to continue to administer any existing supply agreements for Texaco's California crude oil. Provided, however, nothing herein shall be interpreted as preventing (i) Defendants from entering into transportation agreements, buy-sell agreements, or supply agreements with Equiva that are intended for the internal use of Equilon refineries either directly or through exchange except in the event of refinery turnarounds, or (ii) Equiva from administering existing transportation agreements, buy-sell agreements, or the delivery component of existing supply agreements. For the purposes of this Paragraph to "administer an existing supply agreement" means to manage inventory; provide accounting and invoicing functions; collect and use price and volume data, run tickets, marketing information, and reconciliation reports; provide the verification of credit worthiness, the procurement of the letters of credit, billing and collects funds from crude oil purchasers; and collect and transfer funds from sales in connection with in-kind royalty crude taken by the U.S. Mineral Management Service, or other royalty owners, administer Small Refiner Set Aside provisions of certain Federal leases; and pays any severance and other production taxes to state or local authorities.

                   VIII. ATTORNEYS FEES and COST REIMBURSEMENT
                   -------------------------------------------

      90. Defendants shall pay to the States, within ten (10) business days of entry of this Final Judgment, the sum of $1,419,882.33 for reimbursement of fees and costs incurred by the States in this matter for all work performed up to entry of this Final Judgment.
      91. Defendants shall pay to the certain states identified herein up to, but no more than, $500,000, in reimbursement of fees and costs incurred by these states for work performed after entry of this Final Judgment. The states' time shall be calculated at no greater than the market rates used to calculate the States' fees under Paragraph 90 of this Section. The states that are eligible for reimbursement of post-judgment fees and costs are the states of Texas, Florida, California, Washington, Oregon, and any other state authorized by these five states. The post-judgment work that is eligible for reimbursement under this Paragraph must be directly related to overseeing the Operating and Divestiture Trustees, monitoring the divestiture so that it is accomplished in accordance with the terms of this Final Judgment, or taking any and all actions involving non-parties to this Final Judgment that these states, in their sole discretion, feel are necessary and appropriate to ensure the terms of this Final Judgment are fulfilled. The five states shall submit one bill for reimbursement of post-judgment fees and costs within thirty (30) days after all assets described in this Final Judgment have been divested in accordance with the terms of this Final Judgment. Defendants shall make prompt payment within ten (10) business days after the States have submitted one final bill for post-judgment fees and costs reimbursement. The aforementioned conditions and limitations in this Paragraph do not apply to any time and expenses incurred by the States in a Compliance Action, as set forth in Section XIV, filed by the States against the Defendants to enforce the terms of this Final Judgment. Reimbursement of time and expenses incurred in Compliance Actions against the Defendants shall be governed by the provisions set forth in Section XIV of this Final Judgment.
      92. Defendants shall pay the amount as specified in Paragraphs 90 and 91, above, to the state of California and once such payments are made, the California Attorney General shall be solely responsible for reimbursing the States for their share of the fees and costs reimbursement.
      93. Arizona's portion of the fees and costs shall be deposited into the Antitrust Revolving Fund for use consistent with the laws governing that fund.
      94. Alaska's portion of the fees and costs award shall be "designated program receipts" under Alaska Stat. ss. 37.05.146(b)(3) and shall be used by the Alaska Attorney General for purposes of consumer protection and antitrust investigations, enforcement, and education.

      95. Florida's portion of the fees and costs award shall be deposited into the Legal Affairs Revolving Trust Fund and shall be used in accordance with Fla. Stat.ss.16.53(2).
      96. Hawaii's portion of the fees and costs award shall be deposited into the Hawaii Attorney General Antitrust Trust Fund for use consistent with the laws governing that fund.
      97. Idaho's portion of the fees and costs award shall be deposited pursuant to Idaho Code ss. 48-114 for use in accordance with that section.
      98. Nevada's portion of the fees and costs award shall be deposited into the Attorney General's Special Fund pursuant to Nev. Rev. Stat.ss.598A.260.
      99. New Mexico's portion of the fees and costs award shall be deposited into the New Mexico Attorney General Consumer Protection Fund for use consistent with the laws governing that fund.
      100. Oregon's portion of the fees and costs award shall be deposited into the Oregon Attorney General Consumer Protection and Education Account and shall be used in accordance with the terms of Or. Rev. Stat.ss.180.095.
      101. Texas's portion of the fees and costs shall be awarded to the Antitrust Section of the Texas Office of the Attorney General pursuant toss.15.05(d) of the Texas Free Enterprise and Antitrust Act of 1983, Tex. Bus. & Comm. Codess.ss.15.01 et seq.
      102. Utah's portion of the fees and costs award shall be deposited pursuant to Utah Code Ann.ss.76-10-922 into the Antitrust Revolving Account for use in accordance with the provisions of that Section.
      103.  Washington's portion of the fees and costs award shall be deposited into the Washington Attorney General Antitrust Revolving Fund.
      104.  If one or more states bring a Compliance Action pursuant to Section
            XIV that results in a court order against the Defendants to enforce this Final Judgment, such states shall be awarded and Defendants shall reimburse such states the reasonable costs and fees incurred in bringing such enforcement action pursuant to 15 U.S.C.ss. 26.

                                IX. OTHER RELIEF
                                ----------------

      105. Any action or inaction on the part of Defendants shall not violate this Final Judgment, if the action or failure to act arises as a result of:
            a.    The action or failure to act of the Commission,
            b.    Defendants' compliance with any order of the Commission,
            c. The Defendants' failure to act while waiting for a decision of the Commission, or
            d.    Defendants' compliance with the order of any court.
      106. The States shall not take any action that results in Defendants violating any order of the Commission or a court.

             X. REACQUISITION OF ASSETS - APPROVAL AND NOTIFICATION
             ------------------------------------------------------

      107. Defendants shall not reacquire any interest in the Equilon or Motiva joint ventures if the States have disapproved such reacquisition within sixty (60) days after notice of such reacquisition has been provided to the States, through the state of California acting as chair.
      108. Defendants shall provide written notification to the States through the state of California acting as chair, of their intention to acquire within a twelve month period, assets from Equilon or Motiva located in one or more of the States if such transaction (a) has a value of $15 million dollars or more, (b) relates to the acquisition or lease of five or more retail gasoline outlets within an MSA, or,
            (c) relates to an acquisition or lease of (i) retail gasoline outlets outside an MSA (ii) that results in five or more retail gasoline outlets, outside an MSA, supplied gasoline by Defendants and selling gasoline under the Chevron brand, the Texaco brand, or under any brand that contains the Chevron or Texaco name within a 25-mile distance of each other; provided however that the limitation in (c)(ii) of this Paragraph shall not apply to any acquisition or leases in the state of Alaska. Written notification shall include a reasonable description of the transaction, including, but not limited to, the value of the transaction, the location of assets within the affected state(s), and the expected closure date of the transaction. Defendants shall not close the transaction that is the subject of the notification until thirty (30) days after the States' receipt of the notice or thirty (30) days after the Defendants' substantial compliance of any civil investigative demand issued by a state that seeks additional information about the transaction, whichever is the later date. Provided, however, that Defendants may close the transaction if no such investigative demand is issued within thirty (30) days after receipt of notice and, further, in any event, the Defendants may close the transaction no later than 120 days from the date of notice.
//
//

                             XI. COMPLIANCE REPORTS
                             ----------------------
      109. Within sixty (60) days after the date this Final Judgment becomes final and every sixty (60) days thereafter until Defendants have fully complied with the provisions of Sections III through X of this Final Judgment, Defendants shall submit to the States, through the state of California acting as the States' chair, a verified written report setting forth in detail the manner and form in which they intend to comply, are complying, and have complied with those provisions. Defendants shall include in their compliance reports, among other things that are required from time to time, a full description of all contacts or negotiations with prospective acquirers for the divestitures of assets or businesses specified in this Final Judgment, including the identity of all parties contacted. Defendants also shall include in their compliance reports copies of all written communications to and from such parties and all internal memoranda, reports and recommendations concerning divestiture.

                     XII. PRIVILEGES, ACCESS TO INFORMATION
                     --------------------------------------
      110. For the purposes of determining or securing compliance with this Final Judgment, and subject to any legally recognized privilege, upon written request and on reasonable notice to Defendants made to its principal office, Defendants shall permit any duly authorized representatives of the States:
            a. During office hours and in the presence of counsel, access to all facilities and access to inspect and copy all books, ledgers, accounts, correspondence, memoranda and other records and documents in the possession or under the control of Defendants relating to any matters contained in this Final Judgment; and
            b. Upon five (5) days' notice to Defendants and without restraint or interference from Defendants, to interview officers or employees of Defendants who may have counsel present, regarding such matters.
//

                   XIII. CONFIDENTIALITY, USE, DISSEMINATION,
                   ------------------------------------------
                         RETURN/DESTRUCTION OF DOCUMENTS
                         -------------------------------
      111. All documents, including all copies, whether in hard copy or electronic format, that have been produced by the Defendants to the States and will be produced pursuant to this Final Judgment, and that Defendants designate in good faith as confidential, shall remain confidential and shall be used and disseminated only to the extent allowed under Oregon Revised Statute 646.836, attached hereto as Appendix F to this Final Judgment and incorporated herein by this reference.
      112. All documents, including all copies, whether in hard copy or electronic format, received by the States from the Defendants during their investigation of the Merger or in carrying out their responsibilities under this Final Judgment to ensure compliance with this Final Judgment shall, at the option and cost of Defendants be returned to the Defendants or destroyed within six (6) months after the States have discharged their responsibilities to ensure the divestiture relief is accomplished in accordance with this Final Judgment. Provided, however, that a state shall return the aforementioned documents to the Defendants if the laws of that state do not authorize destruction of the aforementioned documents. If the aforementioned documents are destroyed rather than returned to the Defendants, each State shall certify its destruction of such materials.

                          XIV. STATE COMPLIANCE ACTIONS
                          -----------------------------
      113. Subject to the conditions and prohibitions of Section IX and XV of this Final Judgment, the States, individually, collectively, or in any combination thereof, are authorized to take actions that they deem necessary and appropriate and are related to their right to review information produced pursuant to Sections XI and XII and/or initiate Compliance Actions against the Defendants to
            (a) address violations of this Final Judgment that affects their state(s), (b) ensure Defendants are performing their obligations that affect their state(s), and (c) ensure the relief provided by this Final Judgment that affects their state(s) is being accomplished. Any state may initiate a Compliance Action unless such Compliance Action would require Defendants to take action that is contrary to or inconsistent with (a) the conditions and prohibitions set out in Section IX, or (b) an action approved by the States as described in Section XV.

                   XV. STATE'S WITHDRAWAL FROM FINAL JUDGMENT
                   ------------------------------------------
      114. Given the unique nature of the issues and the procedural posture presented by this Merger, one or more states may depart from a decision made by the States relating to (a) approval of the acquirer(s) of the Equilon interest, the Motiva interest, or Texaco's Domestic General Aviation Business Assets, (b) the manner in which the divestitures are accomplished, (c) an extension of time for the trustees to accomplish the sale of such interests and assets, (d) approval of a successor trustee, or (e) approval of any modification of the Trust Agreement, and may withdraw from this Final Judgment within sixty (60) days of any states' decision relating to (a)-(e). Upon withdrawal, nothing set forth in this Final Judgment shall be interpreted to prevent such state from bringing suit to challenge Defendants' conduct under state or federal antitrust laws, notwithstanding any action taken by the remaining states. A state withdrawing from this Final Judgment shall provide written notification of its withdrawal to the States, the Defendants and the Court. The state must withdraw from this Final Judgment before it can bring suit to challenge this Merger or Defendants' conduct arising from this Merger. Upon withdrawal from the Final Judgment, the withdrawing state shall forfeit all rights and privileges under this Final Judgment, except for the rights provided under Paragraph 115. Provided, however, that nothing contained in this Paragraph or Section XV shall require the States to withdraw from this Final Judgment in order to exercise their rights under Section XIV.

      115. Defendants shall be barred from raising or relying upon the defenses of laches, statute of limitations, or any other defense based solely on the passage of time other than as set out in Paragraph 114 of this Final Judgment against any state that exercises its

//
            option to withdraw from this Final Judgment and take action in accordance with this Section XV.

                            XVI. CHANGE OF DEFENDANTS
                            -------------------------
      116. Defendants shall notify the States at least thirty (30) days prior to any proposed change in the corporate Defendants such as dissolution, assignment, sale resulting in the emergence of a successor corporation, or the creation or dissolution of subsidiaries or any other change in the corporation that may affect compliance obligations arising out of the Final Judgment.

                         XVII. RETENTION OF JURISDICTION
                         -------------------------------
      117. The Court shall retain jurisdiction over the parties for the purpose of enabling any of the parties to this Final Judgment to apply to this Court at any time for such further orders and directions as may be necessary or appropriate for the construction, implementation, enforcement, or modification of any of the provisions in this Final Judgment, and for the punishment of any violations of this Final Judgment.

                               XVIII. TERMINATION
                               ------------------
      118. This Final Judgment shall expire ten (10) years after the date of its entry.

                                   XIX. WAIVER
                                   -----------
      119. Defendants waive, release, and forever discharge any and all claims Defendants have or may have against the States arising from any conduct the States engage in to ensure the divestiture relief is accomplished in accordance with this Final Judgment.

                                   XX. NOTICES
                                   -----------
      120. Any notices required by this Final Judgment shall be delivered to the parties at the following addresses:
            a.  For Defendants:

                  1. Chevron and Chevron Texaco: Terry Calvani, Esq., Pillsbury Winthrop LLP, 1133 Connecticut Avenue, NW, Washington, D.C. 20036; and Mr. Harvey D. Hinman, Vice President & General Counsel, Chevron Corporation, 575 Market Street, San Francisco, CA 94105.
                  2. For Texaco: Marc G. Schildkraut, Esq., Howrey Simon Arnold & White, 1299 Pennsylvania Avenue, NW, Washington D.C. 20004-2402; and Ms. Leocadie L. Robertson, General Counsel, Texaco Inc., 2000 Westchester Avenue, White Plains, New York 10650.
            b. For Plaintiff States: Ms. Margaret E. Spencer, Deputy Attorney General, Office of the Attorney General, 300 South Spring Street, Los Angeles, California 90013.

                              XXI. PUBLIC INTEREST
                              --------------------
      121. This proceeding and prompt entry of this Final Judgment is in the public interest.

Presented by:
DATED this ----- day of ---------- 2001.



                                           -------------------------------------
                                                UNITED STATES DISTRICT JUDGE


Presented by:

BILL LOCKYER, Attorney General
  of the State of California



      -------------------------------------
By:   Margaret E. Spencer
      Deputy Attorney General
      300 South Spring Street
      Los Angeles, CA  90013
      (213) 897-2685
      Attorneys for Plaintiff State of California, and
      Appearing as Local Counsel for Plaintiff States


PILLSBURY WINTHROP, LLP

      -------------------------------------
By:   John M. Grenfell
      50 Fremont Street
      San Francisco, CA  94105
      (415) 983-1200
      Attorneys for Defendant Chevron Corporation



HOWREY SIMON ARNOLD & WHITE, LLP



-------------------------------------
By:   Marc Schildkraut
      1299 Pennsylvania Avenue, N.W.
      Washington, D.C. 20004-2402
      (202) 783-0800
      Attorneys for Defendant Texaco Inc.

                             ORDER TO HOLD SEPARATE
                             ----------------------
         The State attorneys general of Alaska, Arizona, California, Florida, Hawaii, Idaho, Nevada, New Mexico, Texas, Oregon, Utah and Washington ("the States") initiated an investigation of the proposed merger (the "Merger") of Defendants Chevron Corporation ("Chevron") and Texaco Inc. ("Texaco"). Defendants were furnished with copies of the Complaint that the States intend to file in this matter alleging violations of Section 7 of the Clayton Act, as amended, 15 U.S.C. ss. 18, and the antitrust and unfair competition laws in several of the States. Defendants agree that the Court has jurisdiction over this matter as set forth in the aforesaid Complaint, consent to entry of this Order to Hold Separate and Maintain Assets ("Hold Separate Order") without trial or adjudication of any issue of fact or law alleged in the Complaint, have waived notice or presentation of this Hold Separate Order, and represent that they can and will fulfill their obligations set forth in this Hold Separate Order. As such, Defendants agree to be bound by the provisions of this Hold Separate Order and that there is no just reason for delay in its entry.
         Entry of this Hold Separate Order does not constitute evidence against or an admission by Defendants that the law has been violated as alleged in such Complaint, or that the facts as alleged in such Complaint, other than jurisdictional facts, are true. Defendants have waived service of summons. This Hold Separate Order is subject to the provisions and conditions of the Final Judgment, including the provisions in Section IX governing potential conflicts between State and Federal enforcement.
         The Court now hereby makes the following jurisdictional findings and issues this Order to Hold Separate and Maintain Assets:
      1. Respondent Chevron is a corporation organized, existing and doing business under and by virtue of the laws of the state of Delaware, with its office and principal place of business located at 575 Market Street, San Francisco, CA 94105.
      2. Respondent Texaco is a corporation organized, existing and doing business under and by virtue of the laws of the state of Delaware, with its office and principal place of business located at 2000 Westchester Ave., White Plains, NY 10650.
      3. The Court has jurisdiction over the subject matter of this proceeding and over Defendants, and the proceeding is in the public interest.

                                 I. DEFINITIONS
                                 --------------
                  The Court hereby ORDERS the following definitions shall apply:

      4. "Chevron" means Chevron Corporation, its directors, officers, employees, agents, representatives, predecessors, successors, and assigns; its joint ventures, subsidiaries, divisions, groups, and affiliates controlled by Chevron, and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.
      5. "Texaco" means Texaco Inc., its directors, officers, employees, agents, representatives, predecessors, successors, and assigns; its joint ventures, subsidiaries, divisions, groups, and affiliates controlled by Texaco, and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.
      6. "Avfuel" means Avfuel Corporation, a corporation organized, existing and doing business under and by virtue of the laws of the state of Michigan, with its office and principal place of business located at 47 West Ellsworth, Ann Arbor,

            Michigan 48108.
      7.    "Aviation Fuel" means Aviation Gasoline and Jet Fuel.
      8. "Aviation Fuel Divestiture Agreement" means all agreements entered into between Defendants and AvFuel relating to the sale of Texaco's Overlap General Aviation Business Assets, including but not limited to the Purchase and Sale Agreement, the Trademark License Agreement, all supply agreements, and all other ancillary agreements, dated August 7, 2001, and attached as Confidential Appendix A to the Final Judgment.
      9.    "Aviation Overlap State" means each of the following states:
            Alabama, Alaska, Arizona, California, Florida, Georgia, Idaho, Louisiana, Mississippi, Nevada, Oregon, Tennessee, Utah, and Washington.
      10.   "Commission" means the Federal Trade Commission.
      11. "Disclose" means to convey by any means or otherwise make available information to any person or persons.
      12. "Divestiture Trustee" means a trustee appointed pursuant to Section IV of the Final Judgment with the obligation to divest TRMI and/or TRMI East.
      13. "Equilon" means Equilon Enterprises LLC, a joint venture formed pursuant to the Equilon LLC Agreement.
      14. "Equilon Interest" means all of the ownership interests in Equilon owned directly or indirectly by Texaco, including the interests owned by TRMI and its wholly owned subsidiaries, Texaco Convent Refining Inc. and Texaco Anacortes Cogeneration Company.

      15.   "Equilon LLC Agreement" means the Limited Liability Company
            Agreement of

            Equilon Enterprises LLC dated as of January 15, 1998 among certain subsidiaries of Shell and Texaco, as amended.
      16. "Final Judgment" means the judgment entered by the United States District, Court for the Central District of California in "State of California, et al. v. Chevron Corporation, a Delaware corporation and Texaco Inc., a Delaware corporation" as submitted by the parties concurrently with the filing of the complaint in said action on or about September 7, 2001, and as it may be modified by the Court.
      17. "Held Separate Business" means all of Defendants' interests and assets comprising the Trust, as defined and described in the Final Judgment, immediately before rescission of the Trust, including but not limited to TRMI and TRMI East to the extent they are assets of the Trust at such time.
      18. "Hold Separate Operating Trustees" means the same person as each of the Operating Trustees or any replacement Operating Trustees.
      19.   "Hold Separate Divestiture Trustee" means the same person as the
            Divestiture Trustee or any replacement Divestiture Trustee.
      20.   "Hold Separate Agreement" means the agreement between and among
            Defendants and the Hold Separate Operating Trustees and the Hold Separate Divestiture Trustee to effectuate the divestitures required by Section III of the Final Judgment, substantially similar to the Trust Agreement, and subject to the prior approval of the States.


      21. "Hold Separate Period" means, if the Trust is rescinded, unwound, dissolved, or otherwise terminated at a time after the Merger but before Defendants have complied with Section III of the Final Judgment, the period beginning on the

            Rescission Date and lasting until the business day after the divestitures required by the Final Judgment in this matter have been accomplished and Defendants have so notified the States.
      22. "JV Agreements" means the Equilon LLC Agreement and the Motiva LLC Agreement.
      23. "Merger" means any merger between Defendants, including the proposed merger contemplated by the Agreement and Plan of Merger dated October 15, 2000, as amended, among Defendants and Keepep Inc.
      24. "Motiva" means Motiva Enterprises LLC, a joint venture formed pursuant to the Motiva LLC Agreement.
      25. "Motiva Interest" means all of the ownership interests in Motiva owned directly or indirectly by Texaco, including the interest owned by TRMI East.
      26. "Motiva LLC Agreement" means the Limited Liability Company Agreement of Motiva Enterprises LLC dated as of July 1, 1998, among Shell, Shell Norco Refining Company, SRI and TRMI East.
      27. "Non-Public Equilon Or Motiva Information" means any information not in the public domain relating to Equilon or Motiva.
      28. "Operating Trustee" means each trustee appointed pursuant to Section IV of the Final Judgment with the obligation to manage TRMI and/or TRMI East pursuant to the Final Judgment.
      29. "Rescission Date" means the date on which the Trust was rescinded, unwound, dissolved, or otherwise terminated, if such rescission, unwinding, dissolution, or termination occurs.

      30. "Defendants" means Chevron and Texaco, individually and collectively, and any successors.
      31. "Shell" means Shell Oil Company, a Delaware corporation, with its principal place of business located at One Shell Plaza, Houston, Texas 77002, its parents, and its subsidiaries controlled by Shell.
      32. "SRI" means Saudi Refining, Inc., a Delaware corporation, with its principal place of business located at 9009 West Loop South, Houston, TX 77210, its parents, and its subsidiaries controlled by SRI.
      33. "Texaco's Domestic General Aviation Business" means the supply, distribution, marketing, transportation, and sale of Aviation Fuel by Texaco on a direct or distributor basis to customers (other than commercial airlines and military) in the United States (including the Aviation Overlap States), including but not limited to fixed base operators, airport dealers, distributors, jobbers, resellers, brokers, corporate accounts, or consumers.
      34. "Texaco's Domestic General Aviation Business Assets" means all assets, tangible or intangible, relating to Texaco's Domestic General Aviation Business in the United States, including but not limited to all General Aviation Business Agreements used in or relating to Texaco's Domestic General Aviation Business.
      35. "Texaco's Overlap General Aviation Business" means the supply, distribution, marketing, transportation, and sale of Aviation Fuel by Texaco on a direct or distributor basis to customers (other than commercial airlines and military) in the Aviation Overlap States, including but not limited to fixed base operators, airport dealers, distributors, jobbers, resellers, brokers, corporate accounts, or consumers, but excluding the assets and agreements set forth in Schedule 2.3(c) of the Aviation Fuel Divestiture Agreement.
      36. "Texaco's Overlap General Aviation Business Assets" means all assets, tangible or intangible, relating to Texaco's Overlap General Aviation Business, including but not limited to all General Aviation Business Agreements used in or relating to Texaco's Overlap General Aviation Business, but excluding the assets and agreements set forth in Schedule 2.3(c) of the Aviation Fuel Divestiture Agreement.
      37. "TRMI" means Texaco Refining and Marketing Inc., a Delaware corporation and an indirect wholly owned subsidiary of Texaco, and its subsidiary, Texaco Convent Refining Inc., and Texaco's interest in all other subsidiaries, divisions, groups, joint ventures, or affiliates of Texaco that own or control any ownership interest in Equilon.
      38. "TRMI East" means Texaco Refining and Marketing (East) Inc., a Delaware corporation and an indirect wholly owned subsidiary of Texaco, and Texaco's interest in all other subsidiaries, divisions, groups, joint ventures, or affiliates of Texaco that own or control any ownership interest in Motiva.
      39. "Trust" means the trust established by the Trust Agreement as required by the Final Judgment.
      40. "Trust Agreement" means the Agreement and Declaration of Trust approved by the Commission and attached as an Appendix to the Final Judgment.

                           II. HELD SEPARATE BUSINESS
                           --------------------------
The Court further ORDERS that:

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      41.   During the Hold Separate Period, Defendants shall hold the Held
            Separate Business separate, apart, and independent as required by this Hold Separate Order and shall not exercise direction or control over, or influence directly or indirectly, the Held Separate Business or any of its operations, or the Hold Separate Operating Trustees, except to the extent that Defendants must exercise direction and control over the Held Separate Business to assure compliance with this Hold Separate Order, or with the Final Judgment issued in this matter, and except as otherwise provided in this Hold Separate Order or the Final Judgment, and shall vest the Held Separate Business with all rights, powers, and authority necessary to conduct its business.
      42. The purpose of this paragraph of this Hold Separate Order is, in the event that the Trust is rescinded, unwound, dissolved, or otherwise terminated at any time after the Merger but before Defendants have complied with Section III of the Final Judgment, to: (i) preserve the Held Separate Business, including TRMI and TRMI East, as viable, competitive, and ongoing businesses independent of Defendants until the divestitures required by the Final Judgment have been accomplished; (ii) prevent interim harm to competition pending the relevant divestitures; and (iii) help remedy any anticompetitive effects of the proposed Merger.
      43. Respondent shall hold the Held Separate Business separate, apart, and independent on the following terms and conditions:

            1. No later than two (2) business days after the Rescission Date, Defendants shall agree to the appointment of Robert A. Falise as Hold Separate

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                  Divestiture Trustee and enter into an agreement substantially similar to the Trust Agreement, subject to the prior approval of the States, that transfers to the Hold Separate Divestiture Trustee the sole and exclusive power and authority to divest TRMI and/or TRMI East or to divest the Equilon Interest to Shell and/or the Motiva Interest to Shell and/or SRI, consistent with the terms of Section III of the Final Judgment and subject to the prior approval of the States as set forth in such Final Judgment. After such transfer, the Hold Separate Divestiture Trustee shall have the sole and exclusive power and authority to divest such assets or interests, subject to the prior approval of the States as set forth in such Final Judgment, and the Hold Separate Divestiture Trustee shall exercise such power and authority and carry out the duties and responsibilities of the Hold Separate Divestiture Trustee in a manner consistent with the purposes of this Hold Separate Order in consultation with the States, the Commission, and the Commission's staff.
            2. The Hold Separate Divestiture Trustee shall have eight (8) months from the Merger Date and such additional time as is provided pursuant to the Final Judgment to accomplish the divestitures required by Section III of the Final Judgment, which shall be subject to the prior approval of the States as set forth in the Final Judgment. If, however, at the end of this period, the Hold Separate Divestiture Trustee has submitted a plan of divestiture or believes that divestiture can be achieved within a reasonable time, the Hold Separate Divestiture Trustee's divestiture period may be

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                  extended by the States. An extension of time by the States under this subparagraph shall not preclude the States from seeking any relief available to them for any failure by Defendants to divest the Equilon Interest or TRMI and/or the Motiva Interest or TRMI East consistent with the requirements of Section III of the Final Judgment.
            3. If, on or prior to the Rescission Date, Defendants have executed but have not consummated an agreement or agreements to divest the Equilon Interest to Shell and/or the Motiva Interest to Shell and/or SRI, then Defendants shall, no later than the Rescission Date, grant sole and exclusive authority to the Hold Separate Divestiture Trustee to consummate any divestiture contemplated thereby subject to the States' prior approval as set forth in the Final Judgment.
            4. The Hold Separate Divestiture Trustee shall divest the Equilon Interest to Shell and/or the Motiva Interest to Shell and/or SRI, in a manner that receives the prior approval of the States, pursuant to the terms of the applicable agreement or agreements approved by the States, if either (a) Defendants have executed an agreement or agreements with Shell and/or SRI with respect to such divestiture or divestitures prior to the Rescission Date, and such agreement or agreements have been approved by the States and have not been breached by Shell and/or SRI; or (b) Shell has exercised its right to acquire the Equilon Interest pursuant to the Equilon LLC Agreement and/or Shell and/or SRI have exercised their rights to acquire the Motiva Interest pursuant to the Motiva LLC Agreement.

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            5.    Subject to Defendants' absolute and unconditional obligation to divest expeditiously at no minimum price, the Hold Separate Divestiture Trustee shall use his or her best efforts to negotiate the most favorable price and terms available for the divestiture of (1) TRMI, if the Hold Separate Divestiture Trustee has not divested the Equilon Interest pursuant to subparagraph d of this paragraph, and/or (2) TRMI East, if the Hold Separate Divestiture Trustee has not divested all or part of the Motiva Interest pursuant to subparagraph d of this paragraph. Each divestiture shall be made only in a manner that receives the prior approval of the States, and, unless the acquirers are Shell and/or SRI, the divestiture shall be made only to an acquirer or acquirers that receive the prior approval of the States; provided, however, if the Hold Separate Divestiture Trustee receives bona fide offers from more than one acquiring entity, and if the States determine to approve more than one such acquiring entity, the Hold Separate Divestiture Trustee shall divest to the acquiring entity or entities selected by Defendants from among those approved by the States; provided further, however, that Defendants shall select such entity within five (5) days of receiving notification of the States' approval.
            6. The Hold Separate Divestiture Trustee shall have full and complete access to all personnel, books, records, documents, and facilities of Defendants, TRMI and TRMI East, as needed to fulfill the Hold Separate Divestiture Trustee's obligations, or to any other relevant information, as the Hold Separate Divestiture Trustee may reasonably request, including but not

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                  limited to all documents and records kept in the normal course of business that relate to Defendants' obligations under this Hold Separate Order and the Final Judgment. Defendants or the Hold Separate Operating Trustees, as appropriate, shall develop such financial or other information as the Hold Separate Divestiture Trustee may reasonably request and shall cooperate with the Hold Separate Divestiture Trustee. Defendants shall take no action to interfere with or impede the Hold Separate Divestiture Trustee's ability to perform his or her responsibilities.
            7. The Hold Separate Divestiture Trustee shall serve, without bond or other security, at the cost and expense of Defendants, on such reasonable and customary terms and conditions as the States may set. The Hold Separate Divestiture Trustee shall have the authority to employ, at the cost and expense of Defendants, such financial advisors, consultants, accountants, attorneys, and other representatives and assistants as are reasonably necessary to carry out the Hold Separate
                  Divestiture Trustee's duties and responsibilities.
            8. Defendants shall indemnify the Hold Separate Divestiture Trustee and hold the Hold Separate Divestiture Trustee harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the Hold Separate Divestiture Trustee's duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of any claim, whether or not resulting in any liability, except to the extent that such liabilities,

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                  losses, damages, claims, or expenses result from misfeasance, gross negligence, willful or wanton acts, or bad faith by the Hold Separate Divestiture Trustee.
            9. The Hold Separate Divestiture Trustee shall account for all monies derived from the sale and all expenses incurred, subject to the approval of the States. After approval by the States of the account of the Hold Separate Divestiture Trustee, all remaining monies shall be paid as directed in the Hold Separate Agreement, and the Hold Separate Divestiture Trustee's powers shall be terminated.
            10. The Hold Separate Divestiture Trustee shall report in writing to the States thirty (30) days after appointment and every thirty (30) days thereafter concerning the Hold Separate Divestiture Trustee's efforts to accomplish the requirements of this Hold Separate Order and the Final Judgment until such time as the divestitures required by Section III of the Final Judgment have been accomplished and Defendants have notified the States that the divestitures have been accomplished.
            11. If, for any reason, Robert A. Falise cannot serve or cannot continue to serve as Hold Separate Divestiture Trustee, or fails to act diligently, the States, in conjunction with the Commission, shall select a replacement Hold Separate Divestiture Trustee, subject to the consent of Defendants, which consent shall not be unreasonably withheld. If Defendants have not opposed, in writing, including the reasons for opposing, the selection of any replacement Hold Separate Divestiture Trustee within ten (10) days

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                  after notice by the States and/or the Commission to Defendants of the identity of any proposed replacement Hold Separate Divestiture Trustee, Defendants shall be deemed to have consented to the selection of the proposed replacement Hold Separate Divestiture Trustee. The replacement Hold Separate Divestiture Trustee shall be a person with experience and expertise in acquisitions and divestitures.
            12. The States may on their own initiative or at the request of the Hold Separate Divestiture Trustee seek additional orders from the court and issue directions as may be necessary or appropriate to assure compliance with the requirements of this Hold Separate Order or the Final Judgment.
            13. No later than two (2) business days after the Rescission Date, Defendants shall agree to the appointment of Joe B. Foster as Hold Separate Operating Trustee of TRMI (with respect to the Equilon Interest) and John Linehan as Hold Separate Operating Trustee of TRMI East (with respect to the Motiva Interest) and enter into a Hold Separate Agreement substantially similar to the Trust Agreement, subject to the prior approval of the States, that transfers to the Hold Separate Operating Trustees sole and exclusive power and authority to manage TRMI and/or TRMI East (as the case may be).

            14. The Hold Separate Operating Trustees shall have sole and exclusive power and authority to manage TRMI and/or TRMI East (as the case may be), as set forth in the Hold Separate Agreement and specifically to cause TRMI and TRMI East respectively to exercise the rights of TRMI and TRMI

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                  East under the Equilon and Motiva LLC Agreements. Each Hold
                  Separate Operating Trustee may engage in any other activity such Hold Separate Operating Trustee may deem reasonably necessary, advisable, convenient or incidental in connection therewith and shall exercise such power and authority and carry out the duties and responsibilities of the Hold Separate Operating Trustee in a manner consistent with the purposes of this Hold Separate Order and the Final Judgment in consultation with the States, the Commission, and the Commission's staff.
            15. Each Hold Separate Operating Trustee shall have full and complete access to all personnel, books, records, documents, and facilities of TRMI and/or TRMI East as needed to fulfill such Hold Separate Operating Trustee's obligations, or to any other relevant information, as such Hold Separate Operating Trustees may reasonably request, including but not limited to all documents and records kept in the normal course of business that relate to Defendants' obligations under this Hold Separate Order and the Final Judgment. Defendants shall develop such financial or other information as such Hold Separate Operating Trustees may reasonably request and shall cooperate with the Hold Separate Operating Trustees. Defendants shall take no action to interfere with or impede the Hold Separate Operating Trustees' ability to perform his or her responsibilities.
            16. The Hold Separate Operating Trustees shall serve, without bond or other security, at the cost and expense of Defendants, on such reasonable and customary terms and conditions as the States may set. Each Hold Separate

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                  Operating Trustee shall have the authority to employ, at the cost and expense of Defendants, such consultants, accountants, attorneys, and other representatives and assistants as are reasonably necessary to carry out such Hold Separate Operating Trustee's duties and responsibilities.
            17. Defendants shall indemnify each Hold Separate Operating Trustee and hold each Hold Separate Operating Trustee harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of such Hold Separate Operating Trustee's duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of any claim, whether or not resulting in any liability, except to the extent that such liabilities, losses, damages, claims, or expenses result from misfeasance, gross negligence, willful or wanton acts, or bad faith by such Hold Separate Operating Trustee.
            18. The Hold Separate Operating Trustees shall account for all expenses incurred, including fees for his or her services, subject to the approval of the States.

            19. Each Hold Separate Operating Trustee shall report in writing to the States thirty (30) days after the Rescission Date and every thirty (30) days thereafter concerning the Hold Separate Operating Trustee's performance of his or her duties under this Hold Separate Order, the Final Judgment, and the Hold Separate Agreement. The Hold Separate Operating Trustees shall serve until such time as Defendants have complied with their

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                  obligation to divest TRMI and/or TRMI East as required by this
                  Hold Separate Order and the Final Judgment, and Defendants have notified the States that the divestitures have been accomplished.
            20. If for any reason Joe B. Foster cannot serve or cannot continue to serve as Hold Separate Operating Trustee of TRMI or John Linehan cannot serve or cannot continue to serve as Hold Separate Operating Trustee of TRMI East, or fails to act diligently, the States shall select a replacement Hold
                  Separate Operating Trustee, subject to the consent of Defendants, which consent shall not be unreasonably withheld. If Defendants have not opposed, in writing, including the reasons for opposing, the selection of any replacement Hold Separate Operating Trustee within ten (10) days after notice by the States and/or the Commission to Defendants of the identity of any proposed replacement Hold Separate Operating Trustee, Defendants shall be deemed to have consented to the selection of the proposed replacement Hold Separate Operating Trustee. The replacement Hold Separate Operating Trustee shall be a person with experience and expertise in the management of businesses of the type engaged in by Equilon and Motiva.
            21. The States may on their own initiative or at the request of either Hold Separate Operating Trustee seek additional orders from the court and issue directions as may be necessary or appropriate to assure compliance with the requirements of this Hold Separate Order or the Final Judgment.
            22. Except as provided herein or in the Hold Separate Agreement, neither the

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                  Hold Separate Divestiture Trustee nor the Hold Separate
                  Operating Trustees shall disclose any Non-Public Equilon or Motiva Information to an employee of Defendants.
            23. Defendants may require the Hold Separate Divestiture Trustee or Hold Separate Operating Trustees to sign a confidentiality agreement prohibiting the disclosure of any information gained as a result of his or her role as Hold Separate Divestiture Trustee or Hold Separate Operating Trustee to anyone other than the States and/or the Commission.
            24. The purpose of this Section II is to effectuate the divestitures required by Section III of the Final Judgment and to maintain operation of TRMI, TRMI East, Equilon and Motiva separate and apart from Defendants' operations pending the required divestitures.

                          III. GENERAL AVIATION ASSETS
                          ----------------------------

      44. Pending divestiture of Texaco's Overlap General Aviation Business Assets (or Texaco's Domestic General Aviation Business Assets, as appropriate) pursuant to Section VI of the Final Judgment, Defendants shall take such actions as are necessary to maintain the viability, marketability, and competitiveness of Texaco's Domestic General Aviation Business Assets and to prevent the destruction, removal, wasting, or deterioration of Texaco's Domestic General Aviation Business Assets, except for ordinary wear and tear and as would otherwise occur in the ordinary course of business.

                               IV. EMPLOYEE NOTICE
                               -------------------
      45. Defendants shall, within ten (10) days of the Rescission Date, circulate to all

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            of Defendants' employees a copy of this Hold Separate Order and shall post a notice accessible to all employees informing employees of Defendants' obligations pursuant to this Hold Separate Order.

                              V. COMPLIANCE REPORTS
                              ---------------------
      46.   Within thirty (30) days after the Rescission Date and every sixty
            (60) days thereafter until Defendants have fully complied with Sections III and IV of the Final Judgment, Defendants shall submit to the States a verified written report setting forth in detail the manner and form in which they intend to comply, are complying, and have complied with those provisions. Defendants shall include in their compliance reports, among other things that are required from time to time, a full description of all contacts or negotiations with prospective acquirers for the divestitures of assets or businesses specified in this Hold Separate Order, including the identity of all parties contacted. Defendants also shall include in their compliance reports, copies of all written communications to and from such parties, and all internal memoranda, reports and recommendations concerning divestiture.
      47. Within thirty (30) days after this Hold Separate Order is final, and every sixty (60) days thereafter until Defendants have fully complied with Sections II and III of this Hold Separate Order, Defendants shall submit to the States a verified written report setting forth in detail the manner and form in which they intend to comply, are complying, and have complied with those provisions.

      48. With the agreement of the States, Defendants may submit one compliance

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            report to the States, at sixty (60) day intervals, including the information required by Section V of this Hold Separate Order, and
            Section XI of the Final Judgment, which will, if it includes all required information, be considered a timely filing of each of the compliance reports required by these provisions.
      49. For the purposes of determining or securing compliance with this Hold Separate Order, and subject to any legally recognized privilege, upon written request and on reasonable notice to Defendants made to its principal office, Defendants shall permit any duly authorized representatives of the States:
            1. During office hours and in the presence of counsel, access to all facilities and access to inspect and copy all books, ledgers, accounts, correspondence, memoranda and other records and documents in the possession or under the control of Defendants relating to any matters contained in this Hold Separate Order; and
            2. Upon five business days' notice to Defendants and without restraint or interference from Defendants, to interview officers or employees of Defendants who may have counsel present, regarding such matters.